Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Brian Beades 212.810.5596

BlackRock Reports Full Year 2021 Diluted EPS of $38.22, or $39.18 as adjusted

Fourth Quarter 2021 Diluted EPS of $10.63, or $10.42 as adjusted

New York, January 14, 2022 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2021.

$540 billion of full year total net inflows, reflects 6% organic asset growth and 11% organic base fee growth, led by record flows in ETFs and active strategies

$212 billion of quarterly total net inflows positive across all client types, investment styles and regions

20% increase in full year revenue includes record organic growth, record performance fees and continued growth in technology services revenue

31% increase in full year GAAP operating income and 20% increase in diluted EPS reflect the impact of a charitable contribution in 2020, which was excluded from as adjusted results

19% growth in full year as adjusted operating income includes the impact of higher fund launch costs and amortization of intangible assets in the current year

16% increase in full year as adjusted diluted EPS also reflects a higher effective tax rate, partially offset by higher nonoperating income in the current year

$3.7 billion returned to shareholders in 2021, including $1.2 billion of share repurchases

18% increase in quarterly cash dividend to $4.88 per share approved by Board of Directors

Laurence D. Fink, Chairman and CEO:

“BlackRock delivered the strongest organic growth in our history, even as our assets under management reached new highs. We generated $540 billion of net inflows in 2021, including an industry leading $267 billion of active net inflows.

“Our business is more diversified than ever before – active strategies, including alternatives, contributed over 60% of 2021 organic base fee growth. Our industry-leading iShares® ETF platform remained a significant growth driver with record flows of $306 billion.  And our technology services businesses, powered by Aladdin®, delivered $1.3 billion in revenue with ACV up 13% year over year.

“Our record results across each of our strategic priorities demonstrate the benefits of continually investing in our platform over years ahead of our clients’ needs, and the tireless commitment of our employees. Our strategy is resonating – we’re building deeper partnerships with our clients and other stakeholders, and delivering durable returns for our shareholders.

“As the world continues to navigate uncertainty and profound shifts in economies and societies at large, BlackRock remains focused on helping our clients meet their investment goals. Every dollar that is entrusted to us, by every client, is treated with the same care and responsibility. BlackRock enters 2022 better positioned than ever – we remain confident in our ability to continue generating differentiated organic growth over the long-term and helping more and more people experience financial well-being.”

FINANCIAL RESULTS

(in millions	Q4	Q4	Full Year
except per share data)	2021	2020	2021	2020
AUM	$10,010,143	$8,676,680	$10,010,143	$8,676,680
% change	15%		15%
Average AUM	$9,749,652	$8,154,225	$9,364,948	$7,549,103
% change	20%		24%
Total net flows	$211,736	$126,933	$539,654	$390,838

GAAP basis:
Revenue	$5,106	$4,478	$19,374	$16,205
% change	14%		20%
Operating income	$2,039	$1,848	$7,450	$5,695
% change	10%		31%
Operating margin	39.9%	41.3%	38.5%	35.1%
Net income(1)	$1,643	$1,548	$5,901	$4,932
% change	6%		20%
Diluted EPS	$10.63	$10.02	$38.22	$31.85
% change	6%		20%
Weighted-average diluted shares	154.6	154.5	154.4	154.8
% change	0%		0%

As Adjusted:
Operating income(2)	$2,056	$1,848	$7,478	$6,284
% change	11%		19%
Operating margin(2)	45.5%	46.6%	45.2%	44.9%
Net income(1) (2)	$1,611	$1,573	$6,049	$5,237
% change	2%		16%
Diluted EPS(2)	$10.42	$10.18	$39.18	$33.82
% change	2%		16%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)

See notes (1) through (3) to the condensed consolidated statements of income and supplemental information on pages 10 through 12 for more information on as adjusted items and the reconciliation to GAAP.

NET FLOW HIGHLIGHTS

	Q4	Full Year
(in billions)	2021	2021
Long-term net flows:	$169	$459

By region:

Americas	$139	$269
EMEA	5	119
APAC	25	71

By client type:

Retail:	$22	$102
US	13	60
International	9	42

ETFs:	$104	$306
Core equity	42	110
Strategic	47	136
Precision	15	60

Institutional:	$43	$51
Active	84	169
Index	(40)	(118)

Cash management net flows	$44	$94

Advisory net flows	$(1)	$(13)

Total net flows	$212	$540

BUSINESS RESULTS

					Q4 2021
			Q4 2021		Base fees(1)
			Base fees(1)	December 31, 2021	and securities
	Q4 2021	December 31, 2021	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$21,521	$1,040,053	$1,310	10%	33%
ETFs	103,943	3,267,354	1,581	33%	40%
Institutional:
Active	83,509	1,756,717	684	18%	17%
Index	(40,421)	3,181,652	268	31%	7%
Total institutional	43,088	4,938,369	952	49%	24%
Long-term	168,552	9,245,776	3,843	92%	97%
Cash management	43,912	755,057	125	8%	3%
Advisory	(728)	9,310	-	-	-
Total	$211,736	$10,010,143	$3,968	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$100,506	$2,606,325	$1,946	26%	49%
Index and ETFs	68,046	6,639,451	1,897	66%	48%
Long-term	168,552	9,245,776	3,843	92%	97%
Cash management	43,912	755,057	125	8%	3%
Advisory	(728)	9,310	-	-	-
Total	$211,736	$10,010,143	$3,968	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$45,105	$5,342,360	$2,092	53%	53%
Fixed income	100,893	2,822,041	989	28%	25%
Multi-asset	17,008	816,494	373	8%	9%
Alternatives	5,546	264,881	389	3%	10%
Long-term	168,552	9,245,776	3,843	92%	97%
Cash management	43,912	755,057	125	8%	3%
Advisory	(728)	9,310	-	-	-
Total	$211,736	$10,010,143	$3,968	100%	100%

(1)	Base fees include investment advisory and administration fees.

INVESTMENT PERFORMANCE AT December 31, 2021(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	61%	87%	88%
Tax-exempt	76%	79%	81%
Index AUM within or above applicable tolerance	85%	93%	94%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	52%	72%	78%
Systematic	66%	72%	93%
Index AUM within or above applicable tolerance	97%	97%	99%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 13 for performance disclosure detail.

CAPITAL MANAGEMENT

BlackRock’s Board of Directors approved an 18% increase in the quarterly cash dividend to $4.88 per share, payable March 23, 2022, to shareholders of record at the close of business on March 7, 2022.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Friday, January 14, 2022 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 9989827). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 11:30 a.m. (Eastern Time) on Friday, January 14, 2022 and ending at midnight on Friday, January 28, 2022. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 9989827. To access the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate | Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	December 31,				September 30,
	2021	2020	Change		2021	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$3,832	$3,262	$570		$3,791	$41
Securities lending revenue	136	131	5		152	(16)
Total investment advisory, administration fees and securities lending revenue	3,968	3,393	575		3,943	25
Investment advisory performance fees	329	419	(90)		345	(16)
Technology services revenue	339	305	34		320	19
Distribution fees	411	314	97		401	10
Advisory and other revenue	59	47	12		41	18
Total revenue	5,106	4,478	628		5,050	56

Expense
Employee compensation and benefits	1,559	1,341	218		1,527	32
Distribution and servicing costs	587	505	82		585	2
Direct fund expense	319	283	36		354	(35)
General and administration expense	564	474	90		611	(47)
Amortization of intangible assets	38	27	11		38	-
Total expense	3,067	2,630	437		3,115	(48)

Operating income	2,039	1,848	191		1,935	104

Nonoperating income (expense)
Net gain (loss) on investments	75	345	(270)		370	(295)
Interest and dividend income	46	28	18		14	32
Interest expense	(50)	(54)	4		(48)	(2)
Total nonoperating income (expense)	71	319	(248)		336	(265)

Income before income taxes	2,110	2,167	(57)		2,271	(161)
Income tax expense	478	427	51		518	(40)
Net income	1,632	1,740	(108)		1,753	(121)
Less:
Net income (loss) attributable to noncontrolling interests	(11)	192	(203)		72	(83)
Net income attributable to BlackRock, Inc.	$1,643	$1,548	$95		$1,681	$(38)

Weighted-average common shares outstanding
Basic	151,822,226	152,515,168	(692,942)		152,120,927	(298,701)
Diluted	154,564,198	154,512,860	51,338		154,343,277	220,921
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$10.82	$10.15	$0.67		$11.05	$(0.23)
Diluted	$10.63	$10.02	$0.61		$10.89	$(0.26)
Cash dividends declared and paid per share	$4.13	$3.63	$0.50		$4.13	$-

Supplemental information:

AUM (end of period)	$10,010,143	$8,676,680	$1,333,463		$9,463,662	$546,481
Shares outstanding (end of period)	151,684,491	152,532,885	(848,394)		151,988,234	(303,743)
GAAP:
Operating margin	39.9%	41.3%	(140	) bps	38.3%	160	bps
Effective tax rate	22.6%	21.6%	100	bps	23.6%	(100	) bps
As adjusted:
Operating income (1)	$2,056	$1,848	$208		$1,946	$110
Operating margin (1)	45.5%	46.6%	(110	) bps	45.8%	(30	) bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$82	$127	$(45)		$264	$(182)
Net income attributable to BlackRock, Inc. (3)	$1,611	$1,573	$38		$1,690	$(79)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$10.42	$10.18	$0.24		$10.95	$(0.53)
Effective tax rate	24.6%	20.3%	430	bps	23.6%	100	bps

See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Year Ended
	December 31,
	2021	2020	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$14,705	$11,987	$2,718
Securities lending revenue	555	652	(97)
Total investment advisory, administration fees and securities lending revenue	15,260	12,639	2,621
Investment advisory performance fees	1,143	1,104	39
Technology services revenue	1,281	1,139	142
Distribution fees	1,521	1,131	390
Advisory and other revenue	169	192	(23)
Total revenue	19,374	16,205	3,169

Expense
Employee compensation and benefits	6,043	5,041	1,002
Distribution and servicing costs	2,200	1,835	365
Direct fund expense	1,313	1,063	250
General and administration expense	2,221	2,465	(244)
Amortization of intangible assets	147	106	41
Total expense	11,924	10,510	1,414

Operating income	7,450	5,695	1,755

Nonoperating income (expense)
Net gain (loss) on investments	841	972	(131)
Interest and dividend income	87	62	25
Interest expense	(205)	(205)	-
Total nonoperating income (expense)	723	829	(106)

Income before income taxes	8,173	6,524	1,649
Income tax expense	1,968	1,238	730
Net income	6,205	5,286	919
Less:
Net income (loss) attributable to noncontrolling interests	304	354	(50)
Net income attributable to BlackRock, Inc.	$5,901	$4,932	$969

Weighted-average common shares outstanding
Basic	152,236,047	153,489,422	(1,253,375)
Diluted	154,404,357	154,840,582	(436,225)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$38.76	$32.13	$6.63
Diluted	$38.22	$31.85	$6.37
Cash dividends declared and paid per share	$16.52	$14.52	$2.00

Supplemental information:

AUM (end of period)	$10,010,143	$8,676,680	$1,333,463
Shares outstanding (end of period)	151,684,491	152,532,885	(848,394)
GAAP:
Operating margin	38.5%	35.1%	340	bps
Effective tax rate	25.0%	20.1%	490	bps
As adjusted:
Operating income (1)	$7,478	$6,284	$1,194
Operating margin (1)	45.2%	44.9%	30	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$419	$353	$66
Net income attributable to BlackRock, Inc. (3)	$6,049	$5,237	$812
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$39.18	$33.82	$5.36
Effective tax rate	23.4%	21.1%	230	bps

See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	September 30,	inflows	Market		December 31,
	2021	(outflows)	change	FX impact(1)	2021	Average AUM(2)
Retail:
Equity	$445,737	$7,907	$18,851	$(558)	$471,937	$460,066
Fixed income	359,161	8,859	(2,259)	(455)	365,306	361,191
Multi-asset	150,953	2,310	2,288	(90)	155,461	153,559
Alternatives	44,776	2,445	175	(47)	47,349	45,848
Retail subtotal	1,000,627	21,521	19,055	(1,150)	1,040,053	1,020,664
ETFs:
Equity	2,250,849	70,070	128,878	(2,549)	2,447,248	2,355,110
Fixed income	716,596	33,055	(3,069)	(1,209)	745,373	727,561
Multi-asset	8,150	727	239	3	9,119	8,563
Alternatives	63,156	91	2,363	4	65,614	64,682
ETFs subtotal	3,038,751	103,943	128,411	(3,751)	3,267,354	3,155,916
Institutional:
Active:
Equity	182,232	7,665	10,297	(214)	199,980	189,116
Fixed income	708,698	58,595	1,601	(1,492)	767,402	740,525
Multi-asset	605,297	13,874	26,265	(2,485)	642,951	622,619
Alternatives	142,318	3,375	807	(116)	146,384	143,737
Active subtotal	1,638,545	83,509	38,970	(4,307)	1,756,717	1,695,997
Index:
Equity	2,119,592	(40,537)	149,731	(5,591)	2,223,195	2,176,366
Fixed income	929,444	384	19,556	(5,424)	943,960	947,128
Multi-asset	8,758	97	191	(83)	8,963	10,522
Alternatives	5,898	(365)	27	(26)	5,534	5,581
Index subtotal	3,063,692	(40,421)	169,505	(11,124)	3,181,652	3,139,597
Institutional subtotal	4,702,237	43,088	208,475	(15,431)	4,938,369	4,835,594
Long-term	8,741,615	168,552	355,941	(20,332)	9,245,776	9,012,174
Cash management	712,015	43,912	(142)	(728)	755,057	727,823
Advisory(3)	10,032	(728)	(5)	11	9,310	9,655
Total	$9,463,662	$211,736	$355,794	$(21,049)	$10,010,143	$9,749,652
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows	Market		December 31,
	2021	(outflows)	change	FX impact(1)	2021	Average AUM(2)
Active:
Equity	$475,232	$13,919	$18,745	$(793)	$507,103	$490,609
Fixed income	1,045,297	64,586	(789)	(2,009)	1,107,085	1,078,221
Multi-asset	756,245	16,181	28,554	(2,576)	798,404	776,171
Alternatives	187,093	5,820	983	(163)	193,733	189,584
Active subtotal	2,463,867	100,506	47,493	(5,541)	2,606,325	2,534,585
Index and ETFs:
ETFs:
Equity	2,250,849	70,070	128,878	(2,549)	2,447,248	2,355,110
Fixed income	716,596	33,055	(3,069)	(1,209)	745,373	727,561
Multi-asset	8,150	727	239	3	9,119	8,563
Alternatives	63,156	91	2,363	4	65,614	64,682
ETFs subtotal	3,038,751	103,943	128,411	(3,751)	3,267,354	3,155,916
Non-ETF Index:
Equity	2,272,329	(38,884)	160,134	(5,570)	2,388,009	2,334,939
Fixed income	952,006	3,252	19,687	(5,362)	969,583	970,623
Multi-asset	8,763	100	190	(82)	8,971	10,529
Alternatives	5,899	(365)	26	(26)	5,534	5,582
Non-ETF Index subtotal	3,238,997	(35,897)	180,037	(11,040)	3,372,097	3,321,673
Index and ETFs subtotal	6,277,748	68,046	308,448	(14,791)	6,639,451	6,477,589
Long-term	$8,741,615	$168,552	$355,941	$(20,332)	$9,245,776	$9,012,174
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	September 30,	inflows	Market		December 31,
	2021	(outflows)	change	FX impact(1)	2021	Average AUM(2)
Equity	$4,998,410	$45,105	$307,757	$(8,912)	$5,342,360	$5,180,658
Fixed income	2,713,899	100,893	15,829	(8,580)	2,822,041	2,776,405
Multi-asset	773,158	17,008	28,983	(2,655)	816,494	795,263
Alternatives:
Illiquid alternatives	98,321	3,805	602	(149)	102,579	99,823
Liquid alternatives	85,052	1,871	387	38	87,348	85,990
Currency and commodities(4)	72,775	(130)	2,383	(74)	74,954	74,035
Alternatives subtotal	256,148	5,546	3,372	(185)	264,881	259,848
Long-term	$8,741,615	$168,552	$355,941	$(20,332)	$9,245,776	$9,012,174

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments.
(4)	Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		December 31,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Retail:
Equity	$338,434	$42,060	$41,324	$54,310	$(4,191)	$471,937	$428,218
Fixed income	340,468	34,870	-	(6,716)	(3,316)	365,306	356,075
Multi-asset	132,624	12,579	-	10,793	(535)	155,461	145,903
Alternatives	34,391	12,584	-	644	(270)	47,349	41,413
Retail subtotal	845,917	102,093	41,324	59,031	(8,312)	1,040,053	971,609
ETFs:
Equity	1,905,101	222,855	-	331,275	(11,983)	2,447,248	2,199,698
Fixed income	690,033	78,858	-	(17,894)	(5,624)	745,373	703,004
Multi-asset	6,268	2,266	-	589	(4)	9,119	7,607
Alternatives	67,605	1,555	-	(3,475)	(71)	65,614	66,023
ETFs subtotal	2,669,007	305,534	-	310,495	(17,682)	3,267,354	2,976,332
Institutional:
Active:
Equity	169,522	6,104	-	26,852	(2,498)	199,980	182,054
Fixed income	716,269	64,200	-	(5,428)	(7,639)	767,402	720,006
Multi-asset	511,242	82,981	-	59,919	(11,191)	642,951	573,144
Alternatives	127,429	15,782	-	4,489	(1,316)	146,384	137,630
Active subtotal	1,524,462	169,067	-	85,832	(22,644)	1,756,717	1,612,834
Index:
Equity	2,006,749	(169,338)	-	413,914	(28,130)	2,223,195	2,123,482
Fixed income	927,718	52,409	-	(5,892)	(30,275)	943,960	937,784
Multi-asset	8,599	6	-	708	(350)	8,963	9,424
Alternatives	5,617	(902)	-	933	(114)	5,534	5,633
Index subtotal	2,948,683	(117,825)	-	409,663	(58,869)	3,181,652	3,076,323
Institutional subtotal	4,473,145	51,242	-	495,495	(81,513)	4,938,369	4,689,157
Long-term	7,988,069	458,869	41,324	865,021	(107,507)	9,245,776	8,637,098
Cash management	666,252	94,043	-	(1,137)	(4,101)	755,057	711,160
Advisory(4)	22,359	(13,258)	-	195	14	9,310	16,690
Total	$8,676,680	$539,654	$41,324	$864,079	$(111,594)	$10,010,143	$9,364,948
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market		December 31,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Active:
Equity	$410,189	$48,773	$-	$53,689	$(5,548)	$507,103	$466,291
Fixed income	1,035,015	94,047	-	(11,322)	(10,655)	1,107,085	1,053,764
Multi-asset	643,864	95,555	-	70,711	(11,726)	798,404	719,041
Alternatives	161,819	28,365	-	5,134	(1,585)	193,733	179,043
Active subtotal	2,250,887	266,740	-	118,212	(29,514)	2,606,325	2,418,139
Index and ETFs:
ETFs:
Equity	1,905,101	222,855	-	331,275	(11,983)	2,447,248	2,199,698
Fixed income	690,033	78,858	-	(17,894)	(5,624)	745,373	703,004
Multi-asset	6,268	2,266	-	589	(4)	9,119	7,607
Alternatives	67,605	1,555	-	(3,475)	(71)	65,614	66,023
ETFs subtotal	2,669,007	305,534	-	310,495	(17,682)	3,267,354	2,976,332
Non-ETF Index:
Equity	2,104,516	(169,947)	41,324	441,387	(29,271)	2,388,009	2,267,463
Fixed income	949,440	57,432	-	(6,714)	(30,575)	969,583	960,101
Multi-asset	8,601	11	-	709	(350)	8,971	9,430
Alternatives	5,618	(901)	-	932	(115)	5,534	5,633
Non-ETF Index subtotal	3,068,175	(113,405)	41,324	436,314	(60,311)	3,372,097	3,242,627
Index and ETFs subtotal	5,737,182	192,129	41,324	746,809	(77,993)	6,639,451	6,218,959
Long-term	$7,988,069	$458,869	$41,324	$865,021	$(107,507)	$9,245,776	$8,637,098
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows		Market		December 31,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Equity	$4,419,806	$101,681	$41,324	$826,351	$(46,802)	$5,342,360	$4,933,452
Fixed income	2,674,488	230,337	-	(35,930)	(46,854)	2,822,041	2,716,869
Multi-asset	658,733	97,832	-	72,009	(12,080)	816,494	736,078
Alternatives:
Illiquid alternatives	85,770	16,120	-	1,750	(1,061)	102,579	94,768
Liquid alternatives	73,218	11,328	-	3,129	(327)	87,348	80,866
Currency and commodities(5)	76,054	1,571	-	(2,288)	(383)	74,954	75,065
Alternatives subtotal	235,042	29,019	-	2,591	(1,771)	264,881	250,699
Long-term	$7,988,069	$458,869	$41,324	$865,021	$(107,507)	$9,245,776	$8,637,098

(1)	Amounts include AUM attributable to the acquisition of Aperio Group, LLC on February 1, 2021 (the “Aperio Transaction”).
(2)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments.
(5)	Amounts include commodity ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$680	$501	$179	$674	$6	$2,571	$1,737	$834
ETFs	1,222	948	274	1,212	10	4,658	3,499	1,159
Non-ETF Index	190	159	31	207	(17)	771	664	107
Equity subtotal	2,092	1,608	484	2,093	(1)	8,000	5,900	2,100
Fixed income:
Active	560	514	46	561	(1)	2,191	1,957	234
ETFs	308	302	6	304	4	1,201	1,119	82
Non-ETF Index	121	109	12	121	-	471	463	8
Fixed income subtotal	989	925	64	986	3	3,863	3,539	324
Multi-asset	373	311	62	369	4	1,414	1,163	251
Alternatives:
Illiquid alternatives	167	161	6	166	1	668	577	91
Liquid alternatives	169	141	28	163	6	629	502	127
Currency and commodities	53	50	3	55	(2)	216	168	48
Alternatives subtotal	389	352	37	384	5	1,513	1,247	266
Long-term	3,843	3,196	647	3,832	11	14,790	11,849	2,941
Cash management	125	197	(72)	111	14	470	790	(320)
Total investment advisory, administration fees and securities lending revenue	3,968	3,393	575	3,943	25	15,260	12,639	2,621
Investment advisory performance fees:
Equity	83	62	21	8	75	153	91	62
Fixed income	17	22	(5)	2	15	48	35	13
Multi-asset	15	22	(7)	-	15	32	35	(3)
Alternatives:
Illiquid alternatives	61	28	33	50	11	208	83	125
Liquid alternatives	153	285	(132)	285	(132)	702	860	(158)
Alternatives subtotal	214	313	(99)	335	(121)	910	943	(33)
Total performance fees	329	419	(90)	345	(16)	1,143	1,104	39
Technology services revenue	339	305	34	320	19	1,281	1,139	142
Distribution fees:
Retrocessions	302	217	85	294	8	1,098	736	362
12b-1 fees (US mutual fund distribution fees)	95	83	12	91	4	358	337	21
Other	14	14	-	16	(2)	65	58	7
Total distribution fees	411	314	97	401	10	1,521	1,131	390
Advisory and other revenue:
Advisory	31	20	11	13	18	68	68	-
Other	28	27	1	28	-	101	124	(23)
Total advisory and other revenue	59	47	12	41	18	169	192	(23)
Total revenue	$5,106	$4,478	$628	$5,050	$56	$19,374	$16,205	$3,169

Highlights

•

Investment advisory, administration fees and securities lending revenue increased $575 million from the fourth quarter of 2020, primarily driven by strong organic base fee growth and the positive impact of market beta on average AUM, partially offset by the impact of yield-related fee waivers on certain money market funds and strategic pricing changes to certain products. Securities lending revenue of $136 million increased from $131 million in the fourth quarter of 2020, primarily reflecting higher average balances of securities on loan, partially offset by lower asset spreads.

Investment advisory, administration fees and securities lending revenue increased $25 million from the third quarter of 2021, primarily driven by organic growth and the positive impact of market beta on average AUM, partially offset by lower securities lending revenue and the negative impact of foreign exchange movements. Securities lending revenue of $136 million decreased from $152 million in the third quarter of 2021, primarily reflecting lower asset and liability spreads.

•

Performance fees decreased $90 million from the fourth quarter of 2020, primarily reflecting lower revenue from liquid alternative products, partially offset by higher revenue from illiquid alternative and long-only products.

Performance fees decreased $16 million from the third quarter of 2021, primarily due to lower revenue from liquid alternative products, reflecting strong performance from a single hedge fund with an annual performance measurement period that ends in the third quarter, partially offset by higher revenue from long-only mandates and illiquid alternative products.

•

Technology services revenue increased $34 million and $19 million from the fourth quarter of 2020 and the third quarter of 2021, respectively, primarily reflecting higher revenue from Aladdin. Technology services annual contract value(1) (“ACV”) increased 13% from the fourth quarter of 2020.

(1)

ACV represents the forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed. ACV excludes nonrecurring fees such as implementation and consulting fees. See note (4) to the condensed consolidated statements of income and supplemental information on page 12 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Operating expense
Employee compensation and benefits	$1,559	$1,341	$218	$1,527	$32	$6,043	$5,041	$1,002
Distribution and servicing costs:
Retrocessions	302	217	85	294	8	1,098	736	362
12b-1 costs	93	81	12	89	4	350	328	22
Other	192	207	(15)	202	(10)	752	771	(19)
Total distribution and servicing costs	587	505	82	585	2	2,200	1,835	365
Direct fund expense	319	283	36	354	(35)	1,313	1,063	250
General and administration expense:
Marketing and promotional	96	73	23	54	42	238	229	9
Occupancy and office related	114	80	34	91	23	364	319	45
Portfolio services	95	80	15	93	2	362	283	79
Technology	135	124	11	140	(5)	508	397	111
Professional services	57	49	8	42	15	179	170	9
Communications	11	14	(3)	11	-	44	54	(10)
Foreign exchange remeasurement	1	(1)	2	1	-	4	6	(2)
Contingent consideration fair value adjustments	1	-	1	29	(28)	34	23	11
Product launch costs	-	2	(2)	96	(96)	274	166	108
Charitable Contribution	-	-	-	-	-	-	589	(589)
Other general and administration	54	53	1	54	-	214	229	(15)
Total general and administration expense	564	474	90	611	(47)	2,221	2,465	(244)
Amortization of intangible assets	38	27	11	38	-	147	106	41
Total operating expense	$3,067	$2,630	$437	$3,115	$(48)	$11,924	$10,510	$1,414

Highlights

•

Employee compensation and benefits expense increased $218 million from the fourth quarter of 2020, primarily reflecting higher base compensation, driven by previously announced base salary increases and higher headcount, and higher deferred compensation, reflecting the impact of additional grants associated with prior-year compensation.

Employee compensation and benefits expense increased $32 million from the third quarter of 2021, primarily due to higher base compensation, driven by previously announced base salary increases.

•	Direct fund expense increased $36 million from the fourth quarter of 2020, primarily reflecting higher average AUM, partially offset by higher rebates that seasonally occur in the fourth quarter.

Direct fund expense decreased $35 million from the third quarter of 2021, despite higher average AUM, primarily reflecting certain rebates that seasonally occur in the fourth quarter.

•

General and administration expense increased $90 million from the fourth quarter of 2020 reflecting higher marketing and promotional expense, portfolio services and technology expense.  The increase also reflected higher occupancy and office related expense, including $17 million of noncash occupancy expense related to the lease of office space for the Company’s future headquarters located at 50 Hudson Yards in New York (“Lease cost – Hudson Yards”), which it expects to begin to occupy in late 2022 (and begin lease payments in May 2023).  Lease cost – Hudson Yards has been excluded from our “as adjusted” financial results. See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

General and administration expense decreased $47 million from the third quarter of 2021, primarily reflecting lower product launch costs and contingent consideration fair value adjustments, partially offset by seasonally higher marketing and promotional expense, occupancy and professional services expense.

•	Amortization of intangible assets expense increased $11 million from the fourth quarter of 2020, primarily reflecting amortization of intangible assets related to the Aperio Transaction.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Nonoperating income (expense), GAAP basis	$71	$319	$(248)	$336	$(265)	$723	$829	$(106)
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(11)	192	(203)	72	(83)	304	354	(50)
Nonoperating income (expense)(1)	$82	$127	$(45)	$264	$(182)	$419	$475	$(56)

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Net gain (loss) on investments(1)
Private equity	$66	$36	$30	$124	$(58)	$278	$44	$234
Real assets	10	(3)	13	4	6	20	8	12
Other alternatives(2)	4	22	(18)	13	(9)	47	32	15
Other investments(3)	(15)	85	(100)	(8)	(7)	22	120	(98)
Subtotal	65	140	(75)	133	(68)	367	204	163
Gain related to the Charitable Contribution	-	-	-	-	-	-	122	(122)
Other gains (losses)(4)	21	13	8	165	(144)	170	292	(122)
Total net gain (loss) on investments(1)	86	153	(67)	298	(212)	537	618	(81)
Interest and dividend income	46	28	18	14	32	87	62	25
Interest expense	(50)	(54)	4	(48)	(2)	(205)	(205)	-
Net interest expense	(4)	(26)	22	(34)	30	(118)	(143)	25
Nonoperating income (expense)(1)	$82	$127	$(45)	$264	$(182)	$419	$475	$(56)

(1)

Net of net income (loss) attributable to NCI. Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

(2)	Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(3)	Amounts primarily include net gains (losses) related to unhedged equity, fixed income and multi-asset investments.
(4)

The amount for the year ended December 31, 2021 includes nonoperating noncash pre-tax gains in connection with strategic minority investments in iCapital Network, Inc. of approximately $119 million and Scalable Capital Limited of approximately $46 million.  The amount for the year ended December 31, 2020 includes a nonoperating noncash pre-tax gain of approximately $240 million in connection with a recapitalization of iCapital Network, Inc. Additional amounts include noncash pre-tax gains (losses) related to the revaluation of certain other corporate minority investments.

INCOME TAX EXPENSE

	Three Months				Three Months			Year
	Ended				Ended			Ended
	December 31,				September 30,			December 31,
(in millions), (unaudited)	2021	2020	Change		2021	Change		2021	2020	Change
Income tax expense	$478	$427	$51		$518	$(40)		$1,968	$1,238	$730
Effective tax rate	22.6%	21.6%	100	bps	23.6%	(100	) bps	25.0%	20.1%	490	bps

Highlights

•	Fourth quarter 2021 income tax expense includes a $45 million net noncash tax benefit related to the revaluation of certain deferred income tax liabilities.
•

Fourth quarter 2020 income tax expense includes $61 million of net discrete tax benefits, partially offset by a $25 million net noncash tax expense related to the revaluation of certain deferred income tax liabilities.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2021	2020	2021	2021	2020
Operating income, GAAP basis	$2,039	$1,848	$1,935	$7,450	$5,695
Non-GAAP expense adjustment:
Lease cost - Hudson Yards	17	-	11	28	-
Charitable Contribution	-	-	-	-	589
Operating income, as adjusted (1)	2,056	1,848	1,946	7,478	6,284
Product launch costs and commissions	-	2	99	284	172
Operating income used for operating margin measurement	$2,056	$1,850	$2,045	$7,762	$6,456
Revenue, GAAP basis	$5,106	$4,478	$5,050	$19,374	$16,205
Non-GAAP adjustments:
Distribution fees	(411)	(314)	(401)	(1,521)	(1,131)
Investment advisory fees	(176)	(191)	(184)	(679)	(704)
Revenue used for operating margin measurement	$4,519	$3,973	$4,465	$17,174	$14,370
Operating margin, GAAP basis	39.9%	41.3%	38.3%	38.5%	35.1%
Operating margin, as adjusted (1)	45.5%	46.6%	45.8%	45.2%	44.9%

See note (1) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2021	2020	2021	2021	2020
Nonoperating income (expense), GAAP basis	$71	$319	$336	$723	$829
Less: Net income (loss) attributable to NCI	(11)	192	72	304	354
Nonoperating income (expense), net of NCI	82	127	264	419	475
Less: Gain related to the Charitable Contribution	-	-	-	-	122
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$82	$127	$264	$419	$353

See note (2) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions, except per share data), (unaudited)	2021	2020	2021	2021	2020
Net income attributable to BlackRock, Inc., GAAP basis	$1,643	$1,548	$1,681	$5,901	$4,932
Non-GAAP adjustments:
Lease cost - Hudson Yards, net of tax	13	-	9	22	-
Charitable Contribution, net of tax	-	-	-	-	226
Income tax matters	(45)	25	-	126	79
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,611	$1,573	$1,690	$6,049	$5,237
Diluted weighted-average common shares outstanding	154.6	154.5	154.3	154.4	154.8
Diluted earnings per common share, GAAP basis	$10.63	$10.02	$10.89	$38.22	$31.85
Diluted earnings per common share, as adjusted (3)	$10.42	$10.18	$10.95	$39.18	$33.82

See note (3) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees. Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, includes non-GAAP expense adjustments. In 2021, the Company recorded expense related to the lease of office space for its future headquarters located at 50 Hudson Yards in New York (“Lease cost – Hudson Yards”). While the Company expects to begin to occupy the new office space in late 2022 (and begin cash lease payments in May 2023), the Company is required to record lease expense from August 2021 because it obtained access to the building to begin its tenant improvements.  As a result, the Company is recognizing lease expense for both its current and future headquarters until its current headquarters lease expires in April 2023.  Management believes removing Lease cost – Hudson Yards when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and enhances comparability among periods presented. In 2020, the Company contributed its remaining 20% stake in PennyMac Financial Services, Inc. (the “Charitable Contribution”). The Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods.  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results, which ultimately impact BlackRock’s book value. In 2020, the noncash, nonoperating pre-tax gain of $122 million related to the Charitable Contribution was excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, due to its nonrecurring nature.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See notes (1) and (2) above regarding operating income, as adjusted, operating margin, as adjusted, and nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, for information on the Lease cost – Hudson Yards and Charitable Contribution.

In 2020 a discrete tax benefit of $241 million was recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the Charitable Contribution. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its continued impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) any failure to effectively manage conflicts of interest; (16) damage to BlackRock’s reputation; (17) terrorist activities, civil unrest, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (18) the ability to attract and retain highly talented professionals; (19) fluctuations in the carrying value of BlackRock’s economic investments; (20) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (21) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (22) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (23) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (24) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (25) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (26) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2021 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2021. The performance data does not include accounts terminated prior to December 31, 2021 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2021 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.